Exhibit 24

CERTIFICATE OF MANAGING DIRECTOR

The undersigned, not individually but solely in the undersigned’s capacity as the Managing Director of J.P. Morgan Trust Company (Bahamas) Limited, a company incorporated in the Commonwealth of The Bahamas (“JPM Bahamas”) hereby certifies with respect to JPM Bahamas as follows:

The attached signature list are names of representatives of JPM Bahamas who are duly authorized, empowered and directed, in the name and on behalf of JPM Bahamas, to:

(1)

execute (a) all documents relating to the reporting of beneficial ownership of Class A Common Stock, $0.01 par value per share, and Class B Common Stock, $0.01 par value per share, of Hyatt Hotels Corporation, a Delaware corporation, as and to the extent required to be filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, including, without limitation, Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5, and successive forms thereto, and any related documentation, and (b) Notices of Proposed Sale of Securities Pursuant to Rule 144, in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act’); and

(2)

do and perform any and all acts that may be necessary or desirable to complete and execute any such documents, complete and execute any amendment or amendments thereto, and timely file such documents with the Commission.

The signatures appearing opposite their respective names on the attached signature list are original copies of their true and genuine signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereunder subscribe my name, not individually but solely in my capacity as Managing Director of J.P. Morgan Trust Company (Bahamas) Limited, effective as of this 11th day of January, 2024.

/s/ Martin Pollock
Martin Pollock
Managing Director of J.P. Morgan Trust Company (Bahamas) Limited

J.P. MORGAN TRUST COMPANY (BAHAMAS) LIMITED

CLIENT AUTHORIZED SIGNATURE LIST

I, Ann Chea, Executive Director of J. P. Morgan Trust Company (Bahamas) Limited, hereby certify that the following persons are the authorized signatories of J. P. Morgan Trust Company (Bahamas) Limited and that the signatures appearing below are the true and correct signatures of the authorized signers of J. P. Morgan Trust Company (Bahamas) Limited.

Further, all matters of business for client matters shall be conducted by any two “A” Signatories or any “A” Signatory acting jointly with a “B” Signatory.

When executing a document required to be filed with the Internal Revenue Service (“IRS”) of the United States of America, an “A” signatory, as noted herein, signing singly, is duly authorized by the Board of Directors of J.P. Morgan Trust Company (Bahamas) Limited to execute such document using the title “Officer Duly Authorized.” The use of such title is restricted to IRS forms only.

The authorized signatories are as follows:

List “A” Signatories	Specimen Signature

Martin Pollock	/s/ Martin Pollock

Timothy Colclough	/s/ Timothy Colclough

Terraine Smith	/s/ Terraine Smith

Ann Chea	/s/ Ann Chea

Selwyn Richardson	/s/ Selwyn Richardson

Eldridge McPhee	/s/ Eldridge McPhee

Montgomery Moree	/s/ Montgomery Moree

Steven L. McKinney	/s/ Steven L. McKinney

Monique Knowles	/s/ Monique Knowles

Nikia Woodside	/s/ Nikia Woodside

Norman Cartwright	/s/ Norman Cartwright

List “A” Signatories cont’d	Specimen Signature

Valdrie Davis	/s/ Valdrie Davis

Tonya Clarke	/s/ Tonya Clarke

Kireze Simmons	/s/ Kireze Simmons

Stacey Smith-Miller	/s/ Stacey Smith-Miller

Marsha Allen	/s/ Marsha Allen

Alvarez Farrington	/s/ Alvarez Farrington

Ralph Bourbon	/s/ Ralph Bourbon

Kenderlyn Minnis	/s/ Kenderlyn Minnis

Thelma Custodio De Major	/s/ Thelma Custodio De Major

Bethshan Jules	/s/ Bethshan Jules

Philippa Arnett-Willie	/s/ Philippa Arnett-Willie

Monalisa Stubbs	/s/ Monalisa Stubbs

Gerika Arthur	/s/ Gerika Arthur

Thurl Edwards	/s/ Thurl Edwards

Latisa Burnside	/s/ Latisa Burnside

Mark Auger	/s/ Mark Auger

Jason Taylor	/s/ Jason Taylor

List “B” Signatories	Specimen Signature

Samantha Sturrup	/s/ Samantha Sturrup

Myrthlyn Rolle	/s/ Myrthlyn Rolle

Denise Campbell	/s/ Denise Campbell

Sherryl Chea	/s/ Sherryl Chea

Tanya Williams	/s/ Tanya Williams

Yvette Plakaris	/s/ Yvette Plakaris

Ingrid Hall	/s/ Ingrid Hall

Vanessa Duncanson	/s/ Vanessa Duncanson

Norrissa Williams	/s/ Norrissa Williams

Rhonda Finley	/s/ Rhonda Finley

Daron Beneby	/s/ Daron Beneby

Danisha Cunningham	/s/ Danisha Cunningham

Ifeoluwa Soyemi	/s/ Ifeoluwa Soyemi

Any of the above are authorized to certify copies of corporate documents on behalf of J.P. Morgan Trust Company (Bahamas) Limited

Dated this 10th day of November, 2023

For and on behalf of J.P. Morgan Trust Company (Bahamas) Limited

                         /s/ Ann Chea

Ann Chea

Executive Director